UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): November 2, 2009

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0921

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2009, Frank Henson was appointed as a Director of Midas Medici Group Holdings, Inc.  (the “Company”). Mr. Henson is a Managing Director in the Institutional Sales Group at Cohen & Company Securities LLC, an institutional broker-dealer focused on debt securities. Prior to joining Cohen & Company Securities LLC, Mr. Henson held a position of Managing Director in the Corporate Bond Research Department at Bear Stearns, where he covered retail and consumer product companies from 2005 to 2008. In 2006 and 2007, Mr. Henson was recognized by Institutional Investor for his research on retail companies.  Prior to working at Bear Stearns, Mr. Henson worked at Morgan Stanley with roles in the Corporate Bond Research and Investment Banking Departments. From 2001 to 2005, Mr. Henson worked in Morgan Stanley’s Corporate Bond Research Department, covering retail and consumer product companies and from 1995 to 1998, Mr. Henson worked in Morgan Stanley’s Investment Banking Department, implementing numerous initial and secondary public equity offerings in New York, as well as M&A transactions in Southeast Asia.

Mr. Henson holds an MBA from Columbia Business School and a Bachelor of Arts Degree from Rutgers College.

Also, on November 2, 2009, Johnson Kachidza was appointed as Chief Financial Officer of the Company. Mr. Kachidza currently serves as President and Co-Executive Chairman of the Company. Since 2002, Mr. Kachidza has been a Managing Principal and Co-Founder of Knox Lawrence International, LLC (“KLI”), an energy services investment company that has completed over $600 million in acquisitions to date. He is currently Executive Chairman of Dearborn Midwest Conveyor Co., Inc., a provider of pollution control systems to the power and automotive industries. During his tenure at KLI, Mr. Kachidza co-founded Consonus Technologies, Inc. in 2005 and has led acquisitions, integrations, and held operating positions, including Executive Chairman, President, and CEO for different energy services companies. Mr. Kachidza currently serves as a board member of Consonus Technologies, Utilipoint International and Transactis, Inc. He is also on the Board of Directors of Shared Interest, a non-profit organization focused on micro-lending.

From 1997 to 2001, Mr. Kachidza was an investment banker at Merrill Lynch and JP Morgan Chase, where he was directly involved in billions of dollars of M&A and debt and equity financing transactions in the energy sector. Mr. Kachidza began his career as a project engineer at General Electric from 1991 to 1995 and holds US patent #5686795 for an innovative fluorescent lamp design. Mr. Kachidza received his MBA from University of Chicago Booth School of Business, a Master of Science in Materials Engineering from University of Illinois at Urbana-Champaign and a Bachelor of Arts Degree in Chemistry from Knox College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: November 6, 2009	By:	/s/ Nana Baffour
Nana Baffour, CEO and Co-Executive Chairman

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